UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008
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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of small business in its charter)

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Nevada	333-145316	20-5621294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21751 W. Eleven Mile Road Suite 208 Southfield, MI 48076
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On Monday, June 30, 2008, AMC Flint, Inc., a wholly owned subsidiary of Diversified Restaurant Holdings, Inc., executed a ten year lease for space within the Oak Brook Square Shopping Center in Flint, Michigan, for the purpose of operating a Buffalo Wild Wings restaurant. Diversified Restaurant Holdings, Inc. is a guarantor of the lease.

The Landlord is:

Ramco-Gershenson Properties, L.P.

31500 Northwestern Highway

Farmington Hills, MI  48334

AMC Flint, Inc. is:

AMC Flint, Inc.

21751 W. Eleven Mile Road, Suite 208

Southfield, MI  48076

The leased space is 6,400 square feet of the Oak Brook Square Shopping Center noted as space B-118 located in Flint, MI.

The lease is for a term of 10 years with three 5 year options.  Rent is payable in accordance with the following schedule:

Years 1 through 10

$ 9.00/sq.ft.

$57,600/year

$4,800/month

Years 11 through 15

$10.00/sq.ft.

$64,000/year

$5,333.33/mth

Years 16 through 20

$11.00/sq.ft

$70,400/year

$5,866.67/mth

Years 21 through 25

$12.00/sq.ft.

$76,800/year

$6,400/month

In addition to the rent, AMC Flint, Inc. shall pay the Landlord $2.50 per sq. ft. during the first lease year for AMC Flint’s pro-rata share of operating costs incurred and taxes payable by Landlord.  AMC Flint, Inc.’s obligation for operating costs shall not increase by more than two percent (2%) annually during any successive lease year following the initial lease year, excluding taxes, insurance and snow removal.

In addition, under the terms of the lease, AMC Flint, Inc. will receive $30.00 per sq. ft. from the Landlord in the form of a tenant improvement allowance, due to work performed by AMC Flint, Inc. for the benefit of the Landlord

Item 2.03.  Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet

       Arrangement of a Registrant.

The information required by this item 2.03 is set forth in item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)

The following exhibits are included with this Report.

Exhibit 10

Retail Center Lease dated June 30, 2008 by and between Ramco-Gershenson Properties, L.P. and AMC Flint, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: July 7, 2008	By:	/s/ T. Michael Ansley
	Name:	T. Michael Ansley
	Title:	President

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